UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                October 27, 2004
                Date of Report (Date of earliest event reported)

                                 E.PIPHANY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                    000-27183                77-0443392
 ----------------------------         ------------          -------------------
 (State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)               File Number)          Identification No.)

                  475 Concar Drive, San Mateo, California 94402
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          (Address of principal executive offices, including zip code)

                                 (650) 356-3800
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.   OTHER EVENTS.

        On October 27, 2004, Roger Siboni, the Chairman of our Board of Directors, adopted a pre-arranged stock trading plan, containing substantially the same terms as Mr. Siboni's existing trading plan. The adoption of this trading plan is permitted by our insider trading policy and is intended to qualify for the safe harbor of Rule 10b5-1 of the Securities and Exchange Act of 1934. Pursuant to this trading plan, Mr. Siboni will undertake to sell an aggregate of 200,000 shares of our common stock, with such shares to be sold each quarter over the next four quarters with sales taking place during the first week of the second month of each quarter.

        The purpose of Mr. Siboni's plan is to diversify his investment portfolio, minimize the market effect of his stock sales by spreading them over an extended period of time and to avoid concerns about initiating stock transactions while in possession of material non-public information.

        Except as may be required by law, E.piphany does not undertake to report trading plans established by any other employees, officers or directors, nor to report modifications, terminations, transactions or other activities under the plan referenced above or the plan of any other employee, officer or director.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   E.PIPHANY, INC.

                                                   /s/ Kevin J. Yeaman
                                                   ----------------------------
                                                   Kevin J. Yeaman
                                                   Chief Financial Officer

Date:  October 27, 2004